EXHIBIT 10.4

Restricted Stock Award

Granted by

BEN FRANKLIN FINANCIAL, INC.

under the

BEN FRANKLIN FINANCIAL, INC.
2016 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2016 Equity Incentive Plan (the “Plan”) of Ben Franklin Financial, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided or made available to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (“Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.  Any reference to the “Bank” herein shall refer to Ben Franklin Bank of Illinois and any reference to “Employer” shall mean either or both the Company and the Bank.

1. Name of Participant  ______________________________________________________

2. Date of Grant:             January 24, 2017

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award: __________________

(subject to adjustment pursuant to Section 9 hereof).

4.
    Vesting Schedule.  Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned, in whole shares, in equal annual installments on each anniversary of the Date of Grant, as specified below.  If the shares are not equally divisible into three installments, the additional shares will vest in the first installment.

Anniversary of Date of Grant	Vested Portion of Award
January 24, 2018	33-1/3%
January 24, 2019	33-1/3%
January 24, 2020	33-1/3%

                 Vesting will automatically accelerate in the event of death or Disability.

5.              Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.

6.1	The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters which require shareholder vote.

6.2
Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award will be delayed and distributed to the Participant at the time the Restricted Stock vests.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award will be subject to the same restrictions and will vest at the same time as the shares of Restricted Stock from which said dividends were derived.

7.	Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.          Change in Control.

8.1	In the event of an Involuntary Termination at or following a Change in Control, all Restricted Stock Awards held by the Participant will be forfeited.

8.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.           Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.           Effect of Termination of Service on Restricted Stock Award.

10.1           This Restricted Stock Award will vest as follows:

(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not immediately vested, at the date of Termination of Service.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not immediately vested, at the date of Termination of Service.

(iii)
Retirement.  In the event of the Participant’s Termination of Service by reason of the Participant’s Retirement, any Restricted Stock award that has not vested as of the date of Termination of Service will expire and be forfeited.  “Retirement” shall have the meaning set forth in Section 8.1(dd) of the Plan.

(iv)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Restricted Stock granted to a Participant that has not vested will expire and be forfeited.

(iv)
Other Termination.  If a Participant terminates Service for any other reason, all shares of  Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.

11.           Miscellaneous.

11.1	No Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.

11.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of Illinois.

11.5
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

BEN FRANKLIN FINANCIAL, INC.

By: _________________________
Its: _________________________

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2016 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2016 Equity Incentive Plan.

PARTICIPANT

                                                                                             ____________________________